Exhibit 99.2
BXP ANNOUNCES 2nd QUARTER 2022 RESULTS; REPORTS Q2 EPS OF $1.42 AND FFO PER SHARE OF $1.94

Exceeded Q2 2022 Guidance for EPS and FFO; Increased Full Year 2022 Guidance for EPS and FFO; Executed 1.9 Million SF of Leases in Q2; and Expanded Presence in the Seattle Market

BOSTON, MA, July 26, 2022 - Boston Properties, Inc. (NYSE: BXP), the largest publicly traded developer, owner, and manager of Class A office properties in the United States, reported results today for the second quarter ended June 30, 2022.
Financial highlights for the second quarter include:
•Revenue grew more than 8% to $773.9 million for the quarter ended June 30, 2022, as compared to $713.8 million for the quarter ended June 30, 2021.
•Net income attributable to common shareholders of $223.0 million, or $1.42 per diluted share (EPS) for the quarter ended June 30, 2022, compared to $111.7 million, or $0.71 per diluted share, for the quarter ended June 30, 2021.
•Funds from Operations (FFO) of $304.6 million, or $1.94 per diluted share for the quarter ended June 30, 2022, compared to FFO of $268.6 million, or $1.72 per diluted share, for the quarter ended June 30, 2021.
•EPS and FFO per share exceeded the mid-points of BXP’s guidance by $0.62 and $0.09 per share, respectively. EPS included a gain on sale of $0.55 per share, and each of EPS and FFO included $0.09 per share of better-than-projected portfolio performance. The portfolio outperformance was partially due to lower-than-projected operating expenses of $0.05 per share resulting from the deferral of certain maintenance expenses. We expect to recognize a majority of those Q2 expense savings in the second half of 2022.
BXP provided guidance for (1) third quarter 2022 EPS of $0.74 - $0.76 and FFO of $1.86 - $1.88 per diluted share, and (2) full year 2022 EPS of $5.40 - $5.45 and FFO of $7.48 - $7.53 per diluted share. See “EPS and FFO per Share Guidance” below.
Second quarter and recent business highlights include:
•Executed approximately 1.9 million square feet of leases, the strongest leasing quarter since Q3 2019 and approximately 140% of our historical 10-year average for the quarter. Notable leases include:
◦A 570,000 square foot lease for the first phase of a future life sciences development at 290 Binney Street in Cambridge, MA. The lease and the commencement of development are subject to various conditions, some of which are not within BXP’s control
◦A 125,000 square foot lease at 767 Fifth Avenue (The GM Building) in New York City, New York

–more–

◦A 112,000 square foot lease with a life sciences client at 180 CityPoint in Waltham, Massachusetts
◦A 104,000 square foot lease at 140 Kendrick Street in Needham, Massachusetts
•Completed the acquisition of Madison Centre in Seattle, Washington, for a gross purchase price of approximately $730.0 million. Madison Centre is an approximately 755,000 square foot, 37-story, LEED-Platinum certified, Class A office property. Madison Centre was constructed in 2017, is approximately 93% leased, and is considered one of the highest quality buildings in Seattle. The acquisition was completed with a $730.0 million unsecured term loan that matures on May 16, 2023. As of June 30, 2022, the term loan bears interest at a variable rate equal to Term SOFR plus 0.95% per annum.
•Commenced two development projects within Reston Town Center in Reston, Virginia:
◦A residential property that is expected to consist of 508 units across a five-story low-rise building and an iconic 39-story tower, which will be one of the tallest buildings in Northern Virginia. The fifth floor of the tower will serve as a full-floor amenity level with a large co-working space, fitness center, sports bar/game area, communal kitchen, and numerous seating areas. A pool and a collection of fire pit areas will sit above a structured garage. The property is owned by a newly formed joint venture with an institutional partner in which BXP has a 20% interest. The joint venture obtained a $140.0 million construction loan that bears interest at a variable rate equal to SOFR plus 2.00% per annum and matures on May 13, 2026, with two, one-year extension options, subject to certain conditions.
◦Adjacent to the residential property, a Class A office and retail project that, when completed, will consist of approximately 90,000 square feet of boutique commercial space with highly efficient floor plates. Premium amenities will include a large rooftop terrace and indoor amenity space with a catering kitchen.
•In June 2022, completed and fully placed in-service 325 Main Street, a Class A office building with approximately 414,000 square feet of office and retail space located in Cambridge, Massachusetts. The office component, comprising approximately 380,000 square feet, is 100% leased.
•In June 2022, completed the sale of a portfolio of eleven suburban office properties aggregating approximately 733,000 net rentable square feet, located in Springfield, Virginia, for an aggregate gross sales price of $127.0 million. Net cash proceeds totaled approximately $121.9 million, and BXP recognized a gain on sale of real estate totaling approximately $96.2 million.
•In June 2022, refinanced the mortgage loan collateralized by Hub50House located in Boston, Massachusetts. The new mortgage loan has a principal balance of $185.0 million, bears interest at a variable rate equal to SOFR plus 1.35% per annum and matures on June 17, 2032. The property is owned by a joint venture in which BXP has a 50% interest. At closing, the joint venture entered into interest rate swap contracts with notional amounts aggregating $185.0 million effective through April 10, 2032, resulting in a fixed rate of approximately 4.432% per annum through the expiration of the interest rate swap contracts. The previous construction loan had an outstanding balance of approximately $176.7 million and matured in June 2022.
•Continued leadership and ongoing commitment to ESG and sustainability performance:

–more–

◦In April 2022, released BXP’s 2021 ESG Report, which highlights that BXP remains on track to achieve carbon-neutral operations by 2025. Following the report’s release, BXP hosted its first ESG Investor Webcast in June 2022.
◦In May 2022, received the 2022 ENERGY STAR® Partner of the Year - Sustained Excellence Award from the U.S. Environmental Protection Agency and the U.S. Department of Energy for the second consecutive year.
◦In May 2022, BXP’s ESG rating was upgraded from ‘A’ to ‘AA’ by MSCI ESG Research. MSCI is a leading provider of in-depth research, ratings and analysis of environmental, social and governance-related business activities for the global investment community.

•In June 2022, celebrated the 25th Anniversary of BXP’s listing on the New York Stock Exchange. Representatives from BXP across the U.S. rang the closing bell on June 24th in recognition of this milestone.

The reported results are unaudited and there can be no assurance that these reported results will not vary from the final information for the quarter ended June 30, 2022. In the opinion of management, BXP has made all adjustments considered necessary for a fair statement of these reported results.

EPS and FFO per Share Guidance:
BXP’s guidance for the third quarter and full year 2022 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. Except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, the timing of the lease-up of available space, and the earnings impact of the events referenced in this release and those referenced during the related conference call. Except as otherwise publicly disclosed, the estimates do not include the impacts of any potential (1) capital markets activity, (2) future write-offs or reinstatements of accounts receivable and accrued rent balances, or (3) future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense, impairment losses on depreciable real estate, and any gains or losses associated with disposition activity. BXP is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses on depreciable real estate, or gains or losses associated with disposition activities. There can be no assurance that BXP’s actual results will not differ materially from the estimates set forth below.

	Third Quarter 2022		Full Year 2022
	Low	High	Low	High
Projected EPS (diluted)	$0.74	$0.76	$5.40	$5.45
Add:
Projected Company share of real estate depreciation and amortization	1.12	1.12	4.37	4.37
Projected Company share of (gains)/losses on sales of real estate	—	—	(2.29)	(2.29)
Projected FFO per share (diluted)	$1.86	$1.88	$7.48	$7.53

–more–

BXP will host a conference call on Wednesday, July 27, 2022 at 10:00 AM Eastern Time, open to the general public, to discuss the second quarter 2022 results, provide a business update, and discuss other business matters that may be of interest to investors. Participants who would like to join the call and ask a question may register at https://register.vevent.com/register/BIb368dd8ce4f440c5b320e7828f6f17f6 to receive the dial-in numbers and unique PIN to access the call. There will also be a live audio, listen-only webcast of the call, which may be accessed in the Investors section of BXP’s website at https://investors.bxp.com/events-webcasts. Shortly after the call, a replay of the call will be available on BXP’s website at https://investors.bxp.com/events-webcasts for up to twelve months following the call.
Additionally, a copy of BXP’s second quarter 2022 “Supplemental Operating and Financial Data” and this press release are available in the Investors section of BXP’s website at investors.bxp.com.

Boston Properties (NYSE: BXP) is the largest publicly traded developer, owner, and manager of Class A office properties in the United States, concentrated in six markets - Boston, Los Angeles, New York, San Francisco, Seattle, and Washington, DC. BXP is a fully integrated real estate company, organized as a real estate investment trust (REIT), that develops, manages, operates, acquires, and owns a diverse portfolio of primarily Class A office space. Including properties owned by unconsolidated joint ventures, BXP’s portfolio totals 53.7 million square feet and 193 properties, including twelve properties under construction/redevelopment. For more information about BXP, please visit our website at www.bxp.com or follow us on LinkedIn or Instagram.

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by our use of the words “anticipates,” “believes,” “budgeted,” “could,” “estimates,” “expects,” “guidance,” “intends,” “may,” “might,” “plans,” “projects,” “should,” “will,” and similar expressions that do not relate to historical matters. These statements are based on our current plans, expectations, projections and assumptions about future events. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond BXP’s control. If our underlying assumptions prove inaccurate, or known or unknown risks or uncertainties materialize, actual results could differ materially from those expressed or implied by the forward-looking statement. These factors include, without limitation, the risks and uncertainties related to the impact of the COVID-19 global pandemic, including the emergence of additional variants, the effectiveness, availability and distribution of vaccines, including their efficacy against new variant strains and the willingness of individuals to be vaccinated, the impact of geopolitical conflicts, including the ongoing war in Ukraine, and the severity and duration of the indirect economic impacts of the foregoing, such as recession, supply chain disruptions, labor market disruptions, rising inflation, increasing interest rates, dislocation and volatility in capital markets, job losses, potential longer-term changes in consumer and client behavior, as well as possible future governmental responses, risks related to volatile or adverse global economic and geopolitical conditions, health crises and dislocations in the credit markets, risks associated with downturns in the national and local economies, increasing interest rates, and volatility in the securities markets, BXP’s ability to enter into new leases or renew leases on favorable terms, dependence on clients’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on BXP’s accounting policies and on period-to-period comparisons of financial results, the uncertainties of costs to comply with regulatory changes (including potential costs to comply with the Securities and Exchange Commission’s proposed rules to standardize climate-related disclosures) and other risks and uncertainties detailed from time to time in BXP’s filings with the SEC. These forward-looking statements speak only as of the date of issuance of this report and are not guarantees of future results, performance, or achievements. BXP does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as may be required by law.

Financial tables follow.

–more–

BOSTON PROPERTIES, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)
	June 30, 2022	December 31, 2021
	(in thousands, except for share and par value amounts)
ASSETS
Real estate, at cost	$23,522,913	$22,298,103
Construction in progress	593,958	894,172
Land held for future development	583,700	560,355
Right of use assets - finance leases	237,488	237,507
Right of use assets - operating leases	168,370	169,778
Less: accumulated depreciation	(6,077,270)	(5,883,961)
Total real estate	19,029,159	18,275,954
Cash and cash equivalents	456,491	452,692
Cash held in escrows	46,359	48,466
Investments in securities	31,457	43,632
Tenant and other receivables, net	64,607	70,186
Related party note receivable, net	78,576	78,336
Note receivables, net	—	9,641
Accrued rental income, net	1,265,480	1,226,745
Deferred charges, net	684,078	618,798
Prepaid expenses and other assets	55,232	57,811
Investments in unconsolidated joint ventures	1,554,994	1,482,997
Total assets	$23,266,433	$22,365,258
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$3,269,948	$3,267,914
Unsecured senior notes, net	9,489,030	9,483,695
Unsecured line of credit	165,000	145,000
Unsecured term loan, net	728,795	—
Lease liabilities - finance leases	246,832	244,421
Lease liabilities - operating leases	204,643	204,561
Accounts payable and accrued expenses	342,467	320,775
Dividends and distributions payable	170,937	169,859
Accrued interest payable	96,821	94,796
Other liabilities	401,360	391,441
Total liabilities	15,115,833	14,322,462

Commitments and contingencies	—	—
Redeemable deferred stock units	7,931	9,568
Equity:
Stockholders’ equity attributable to Boston Properties, Inc.:
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 250,000,000 shares authorized, 156,805,330 and 156,623,749 issued and 156,726,430 and 156,544,849 outstanding at June 30, 2022 and December 31, 2021, respectively	1,567	1,565
Additional paid-in capital	6,524,997	6,497,730
Dividends in excess of earnings	(567,016)	(625,891)
Treasury common stock at cost, 78,900 shares at June 30, 2022 and December 31, 2021	(2,722)	(2,722)
Accumulated other comprehensive loss	(27,077)	(36,662)
Total stockholders’ equity attributable to Boston Properties, Inc.	5,929,749	5,834,020
Noncontrolling interests:
Common units of the Operating Partnership	660,214	642,655
Property partnerships	1,552,706	1,556,553
Total equity	8,142,669	8,033,228
Total liabilities and equity	$23,266,433	$22,365,258

BOSTON PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
	(in thousands, except for per share amounts)
Revenue
Lease	$721,899	$684,025	$1,440,019	$1,369,842
Parking and other	30,346	18,282	52,080	35,220
Hotel revenue	12,089	1,561	16,646	2,193
Development and management services	6,354	7,284	12,185	14,087
Direct reimbursements of payroll and related costs from management services contracts	3,239	2,655	7,304	6,160
Total revenue	773,927	713,807	1,528,234	1,427,502
Expenses
Operating
Rental	273,848	248,703	544,103	506,092
Hotel	6,444	1,996	11,284	4,047
General and administrative	34,665	38,405	77,859	83,364
Payroll and related costs from management services contracts	3,239	2,655	7,304	6,160
Transaction costs	496	751	496	1,082
Depreciation and amortization	183,146	183,838	360,770	360,403
Total expenses	501,838	476,348	1,001,816	961,148
Other income (expense)
Income (loss) from unconsolidated joint ventures	(54)	(1,373)	2,135	3,852
Gains on sales of real estate	96,247	7,756	118,948	7,756
Interest and other income (loss)	1,195	1,452	2,423	2,620
Other income - assignment fee	6,624	—	6,624	—
Gains (losses) from investments in securities	(4,716)	2,275	(6,978)	3,934
Losses from early extinguishment of debt	—	—	—	(898)
Interest expense	(104,142)	(106,319)	(205,370)	(214,221)
Net income	267,243	141,250	444,200	269,397
Net income attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(18,546)	(17,164)	(36,095)	(33,631)
Noncontrolling interest—common units of the Operating Partnership	(25,708)	(12,383)	(42,061)	(23,422)
Net income attributable to Boston Properties, Inc.	222,989	111,703	366,044	212,344
Preferred dividends	—	—	—	(2,560)
Preferred stock redemption charge	—	—	—	(6,412)
Net income attributable to Boston Properties, Inc. common shareholders	$222,989	$111,703	$366,044	$203,372
Basic earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$1.42	$0.72	$2.33	$1.30
Weighted average number of common shares outstanding	156,720	156,107	156,685	156,016
Diluted earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$1.42	$0.71	$2.33	$1.30
Weighted average number of common and common equivalent shares outstanding	157,192	156,519	157,098	156,307

BOSTON PROPERTIES, INC.
FUNDS FROM OPERATIONS (1)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
	(in thousands, except for per share amounts)
Net income attributable to Boston Properties, Inc. common shareholders	$222,989	$111,703	$366,044	$203,372
Add:
Preferred stock redemption charge	—	—	—	6,412
Preferred dividends	—	—	—	2,560
Noncontrolling interest - common units of the Operating Partnership	25,708	12,383	42,061	23,422
Noncontrolling interests in property partnerships	18,546	17,164	36,095	33,631
Net income	267,243	141,250	444,200	269,397
Add:
Depreciation and amortization expense	183,146	183,838	360,770	360,403
Noncontrolling interests in property partnerships’ share of depreciation and amortization	(17,414)	(17,113)	(35,067)	(33,570)
Company’s share of depreciation and amortization from unconsolidated joint ventures	21,120	15,350	43,164	33,762
Corporate-related depreciation and amortization	(413)	(444)	(817)	(884)
Less:
Gains on sale of investment included within income from unconsolidated joint ventures	—	—	—	10,257
Gains on sales of real estate	96,247	7,756	118,948	7,756
Noncontrolling interests in property partnerships	18,546	17,164	36,095	33,631
Preferred dividends	—	—	—	2,560
Preferred stock redemption charge	—	—	—	6,412
Funds from operations (FFO) attributable to the Operating Partnership common unitholders (including Boston Properties, Inc.)	338,889	297,961	657,207	568,492
Less:
Noncontrolling interest - common units of the Operating Partnership’s share of funds from operations	34,329	29,319	66,509	55,940
Funds from operations attributable to Boston Properties, Inc. common shareholders	$304,560	$268,642	$590,698	$512,552
Boston Properties, Inc.’s percentage share of funds from operations - basic	89.87%	90.16%	89.88%	90.16%
Weighted average shares outstanding - basic	156,720	156,107	156,685	156,016
FFO per share basic	$1.94	$1.72	$3.77	$3.29
Weighted average shares outstanding - diluted	157,192	156,519	157,098	156,307
FFO per share diluted	$1.94	$1.72	$3.76	$3.28

(1)Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to Boston Properties, Inc. common shareholders (computed in accordance with GAAP) for gains (or losses) from sales of properties, impairment losses on depreciable real estate consolidated on our balance sheet, impairment losses on our investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures and real estate-related depreciation and amortization. FFO is a non-GAAP financial measure, but we believe the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.
Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current Nareit definition or that interpret the current Nareit definition differently.
In order to facilitate a clear understanding of the Company’s operating results, FFO should be examined in conjunction with net income attributable to Boston Properties, Inc. common shareholders as presented in the Company’s consolidated financial statements. FFO should not be considered as a substitute for net income attributable to Boston Properties, Inc. common shareholders (determined in accordance with GAAP) or any other GAAP financial measures and should only be considered together with and as a supplement to the Company’s financial information prepared in accordance with GAAP.

BOSTON PROPERTIES, INC.
PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	June 30, 2022	December 31, 2021
Boston	91.5%	91.4%
Los Angeles	93.4%	88.8%
New York	87.8%	87.6%
San Francisco	86.9%	87.3%
Seattle	89.1%	90.9%
Washington, DC	89.4%	87.2%
Total Portfolio	89.5%	88.8%

AT BXP
Michael LaBelle
Executive Vice President,
Chief Financial Officer and Treasurer
mlabelle@bxp.com

Helen Han
Vice President, Investor Relations
hhan@bxp.com

# # #